Exhibit 4.3.3

PUT RIGHT AGREEMENT

This Put Right Agreement, dated March 13, 2018 (this “Agreement”), by and between Tiger Management Limited, a limited liability company formed under the laws of the Cayman Islands (the “Selling Member”) and Seaspan Corporation, a corporation incorporated under the laws of the Republic of the Marshall Islands (“Seaspan”), in connection with the merger of Seaspan Investments III LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands (“Merger Sub”), with and into Greater China Intermodal Investments LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands (the “Company”), pursuant to, and subject to the terms and conditions set forth in, the Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among Seaspan, Merger Sub, the Company and Greater China Industrial Investments LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands, solely in its capacity as the initial holder representative thereunder. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Merger Agreement.

1.	GRANT OF PUT RIGHT

At any time during the period commencing on the date that is eighteen (18) months after the Closing Date and ending on the date that is nineteen (19) months after the Closing Date (such period, the “Put Period”), the Selling Member shall have the one (1) time right (the “Put Right”), exercisable by delivery of a written irrevocable notice substantially in the form attached as Exhibit A to this Agreement (the “Put Exercise Notice”), to Seaspan (the date of receipt of such notice, the “Put Exercise Date”), to require Seaspan to purchase all or such portion of Series D Preferred Shares issued to the Selling Member pursuant to the Merger Agreement that is specified in the Put Exercise Notice (the “Put Shares”). If the Selling Member does not timely deliver a Put Exercise Notice to Seaspan within the Put Period, the Selling Member’s right to sell such Series D Preferred Shares to Seaspan pursuant to this Agreement shall automatically terminate. If the Selling Member exercises the Put Right by delivery of the Put Exercise Notice to Seaspan during the Put Period, the Selling Member and Seaspan agree that, on the date that is five (5) Business Days after delivery of the Put Exercise Notice to Seaspan (the “Put Closing Date”), (i) the Selling Member shall sell, and Seaspan shall purchase, the Put Shares (the “Put Sale”) pursuant to the Put Exercise Notice, at a price per share equal to $24.84 (as adjusted for any stock split, stock dividend, combination or other recapitalization or reclassification of the Series D Preferred Shares effected after the date hereof) plus any accrued and unpaid dividends with respect to such Put Shares and (ii) the Selling Member and Seaspan will each execute and deliver to one another the Purchase Agreement (as defined below).

2.	PUT SALE

(a) The Put Sale shall be effected by a Put Sale Purchase Agreement substantially in the form attached as Exhibit B to this Agreement (the “Purchase Agreement”).

(b) On the Put Closing Date or on such date as otherwise agreed to by the Selling Member and Seaspan, the Selling Member and Seaspan shall effect the Put Sale subject to the terms, and at a location, specified in the Purchase Agreement.

3.	QUARTERLY REPORTING

If requested in writing by Seaspan on no more than six (6) occasions prior to October 31, 2019, within fifteen (15) days of such request, the Selling Member shall advise Seaspan in writing of the number of Series D Preferred Shares issued to such Selling Member (or its designee(s)) pursuant to the Merger Agreement at the Closing that it (or its designee(s)) beneficially own, which are subject to this Agreement.

4.	REPRESENTATIONS AND WARRANTIES OF SEASPAN

Seaspan represents and warrants to the Selling Member, as of the date hereof, as follows:

(a) Due Organization, Good Standing and Corporate Power of Seaspan. Seaspan has been duly incorporated and is validly existing as a corporation in good standing under the Laws of the Republic of the Marshall Islands and has the corporate power and authority to execute and deliver this Agreement and all other instruments and agreements being executed and delivered by Seaspan as contemplated hereby, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

(b) Authorization. The execution and delivery of this Agreement by Seaspan and the consummation by Seaspan of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of Seaspan and no other corporate proceeding on the part of Seaspan is necessary to authorize this Agreement and all other instruments and agreements to be delivered by Seaspan as contemplated hereby. This Agreement and all other instruments and agreements to be executed and delivered by Seaspan as contemplated hereby and thereby have been duly and validly executed and delivered by Seaspan and (assuming this Agreement and all other instruments and agreements being executed and delivered by Seaspan as contemplated hereby constitute legal, valid and binding obligations of the Selling Member) constitute legal, valid and binding obligations of Seaspan, enforceable against Seaspan in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(c) No Conflict. The execution and delivery of this Agreement and all other instruments and agreements to be delivered by the Company as contemplated hereby and the consummation by them of the transactions contemplated hereby do not (i) violate any provision of, or result in the breach of, any applicable Law to which Seaspan is subject or by which any property or asset of Seaspan is bound, (ii) conflict with the Organizational Documents of Seaspan or any Subsidiary of Seaspan, or (iii) violate any provision of, conflict with, result in the acceleration of any obligation or loss of any benefits under or result in a breach of, or require a consent under, any material agreement, indenture or other instrument to which Seaspan or any Subsidiary of Seaspan is a party or by which Seaspan or any Subsidiary of Seaspan may be bound, or terminate or result in the termination of any such agreement, indenture or instrument, or result in the creation of any Lien under any such agreement, indenture or instrument upon any of the properties or assets of Seaspan or any Subsidiary of Seaspan or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, termination or creation of a Lien.

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(d) Consents. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or any other Person is required on the part of Seaspan with respect to Seaspan’s execution or delivery of this Agreement and all other instruments and agreements to be delivered by Seaspan as contemplated hereby or the consummation by Seaspan of the transactions contemplated hereby, except for compliance with any applicable securities and other Laws.

5.	REPRESENTATIONS AND WARRANTIES OF THE SELLING MEMBER.

The Selling Member represents and warrants to Seaspan as of the date hereof as follows:

(a) Due Organization, Good Standing and Limited Liability Company Power of the Selling Member. The Selling Member has been duly organized and is validly existing as a limited liability company in good standing under the Laws of the Cayman Islands and has the requisite limited liability company power and authority to execute and deliver this Agreement and all other instruments and agreements being executed and delivered by the Selling Member as contemplated hereby, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

(b) Authorization. The execution and delivery of this Agreement by the Selling Member and the consummation by the Selling Member of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors or equivalent governing body of the Selling Member and no other limited liability company proceeding on the part of the Selling Member is necessary to authorize this Agreement and all other instruments and agreements to be delivered by the Selling Member as contemplated hereby. This Agreement and all other instruments and agreements to be executed and delivered by the Selling Member as contemplated hereby and thereby have been duly and validly executed and delivered by the Selling Member and (assuming this Agreement and all other instruments and agreements being executed and delivered by the Selling Member as contemplated hereby constitute legal, valid and binding obligations of Seaspan) constitute legal, valid and binding obligations of the Selling Member, enforceable against the Selling Member in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(c) No Conflict. The execution and delivery of this Agreement and all other instruments and agreements to be delivered by the Company as contemplated hereby and the consummation by them of the transactions contemplated hereby do not (i) violate any provision of, or result in the breach of, any applicable Law to which the Selling Member is subject or by which any property or asset of the Selling Member is bound, (ii) conflict with the Organizational Documents of the Selling Member or any Subsidiary of the Selling Member, or (iii) violate any provision of, conflict with, result in the acceleration of any obligation or loss of any benefits under or result in a breach of, or require a consent under, any material agreement, indenture or other instrument to which the Selling Member or any Subsidiary of the Selling Member is a party or by which the Selling Member or any Subsidiary of the Selling Member may be bound, or

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terminate or result in the termination of any such agreement, indenture or instrument, or result in the creation of any Lien under any such agreement, indenture or instrument upon any of the properties or assets of the Selling Member or any Subsidiary of the Selling Member or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, termination or creation of a Lien.

(d) Consents. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or any other Person is required on the part of the Selling Member with respect to the Selling Member’s execution or delivery of this Agreement and all other instruments and agreements to be delivered by the Selling Member as contemplated hereby or the consummation by the Selling Member of the transactions contemplated hereby, except for compliance with any applicable securities and other Laws.

6.	MISCELLANEOUS

(a) Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party hereto; provided, however, that the Selling Member may assign its rights and obligations hereunder to (i) one or more of its designees (the “Selling Member Designees”) to the extent that Preferred Stock Consideration is delivered to such designee(s) at Closing in accordance with the Purchase Agreement and (ii) any Affiliate of the Selling Member or a Selling Member Designee to whom any Put Shares are hereafter transferred.

(b) Miscellaneous. The provisions of Article I (Certain Definitions), Sections 13.1 (Waiver), 13.2 (Notices), 13.6 (Governing Law), 13.7 (Captions; Counterparts), 13.9 (Entire Agreement), 13.10 (Amendments), 13.12 (Severability), 13.13 (Jurisdiction; Waiver of Jury Trial), 13.14 (Enforcement) and 13.15 (Non-Recourse) of the Merger Agreement are incorporated herein mutatis mutandis by this reference; provided, that (i) references to “this Agreement,” “hereto,” “hereunder,” and similar references in such sections of the Merger Agreement shall pertain to this Agreement (except that for purposes of Section 13.9, such references shall pertain to this Agreement in addition to, and not in place of, the Merger Agreement), (ii) references to “each party” or “the parties” and similar references in the Merger Agreement shall pertain to the parties hereto, (iii) for purposes of Section 13.2 of the Merger Agreement, notices and all other communications hereunder shall be delivered to the Selling Member at the address set forth on the signature page hereto and (iv) from and after the Closing, the Selling Member shall be entitled to assign any rights to payments under this Agreement to any Affiliate and each of their respective Subsidiaries and each of their respective past, present and future officers, managers, directors, stockholders, partners, members, employees, counsel, agents and representatives and each of their respective successors and assigns, and any family member or any trust for any family member of any direct or indirect equity holder of the Selling Member or any Affiliate of any such family member.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Put Right Agreement on the date first written above.

SEASPAN CORPORATION

By:	/s/ Bing Chen
Name: Bing Chen
Title: President & Chief Executive Officer

TIGER MANAGEMENT LIMITED

By:	/s/ Mark Hilton
Name: Mark W. Hilton
Title: Managing Director & CEO

[Signature Page to Put Right Agreement]

EXHIBIT A

PUT EXERCISE NOTICE

[Date]

Seaspan Corporation

c/o Seaspan Ship Management Ltd.

Suite 2600-200 Granville Street

Vancouver, BC V6C 1S4, Canada

Re: Exercise of Put Option

Reference is made to (i) that certain Agreement and Plan of Merger, dated March 13, 2018 (the “Merger Agreement”), by and among Seaspan Corporation, a corporation incorporated under the laws of the Republic of the Marshall Islands (“Seaspan”), Seaspan Investments III LLC, a limited liability company formed under the laws of the Republic of the Marshall Islands and a wholly-owned indirect subsidiary of Seaspan, Greater China Intermodal Investments LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands, and Greater China Industrial Investments LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands, solely in its capacity as the initial holder representative thereunder, and (ii) that certain Put Right Agreement, dated March 13, 2018 (the “Put Right Agreement”), by and between the undersigned (the “Selling Member”) and Seaspan. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Merger Agreement.

Pursuant to Section 1 of the Put Right Agreement, the Selling Member hereby exercises its one (1) time right to require Seaspan to purchase [●] Series D Preferred Shares pursuant to the terms of the Put Right Agreement at a price per share equal to $24.84 (as adjusted for any stock split, stock dividend, combination or other recapitalization or reclassification of the Series D Preferred Shares effected after the date hereof) plus any accrued and unpaid dividends with respect to such Series D Preferred Shares, totaling an aggregate amount of $[●]1 to be wired to the account specified in Annex I attached to this Put Exercise Notice upon the execution and delivery of the Purchase Agreement (as defined in the Put Right Agreement) to Seaspan.

[Signature Page Follows]

[1]	Note to Draft: Amount to equal the number of Series D Preferred Shares set forth herein multiplied by $24.84 (as adjusted for any stock split, stock dividend, combination or other recapitalization or reclassification of the Series D Preferred Shares effected after the date hereof) plus any accrued and unpaid dividends with respect to such Series D Preferred Shares.

Sincerely,

Tiger Management Limited

Name:
Title:

[Signature Page to Put Exercise Notice]

ANNEX I

Wire Instructions for the Selling Member

Bank Name: [●]

Bank Address: [●]

ABA Number: [●]

Account Name: [●]

Account Number: [●]

Annex I to Put Exercise Notice

EXHIBIT B

PUT SALE PURCHASE AGREEMENT

This PUT SALE PURCHASE AGREEMENT (this “Purchase Agreement”), dated [●], 2019, is made by and between Tiger Management Limited, a limited liability company formed under the laws of the Cayman Islands (the “Selling Member”) and Seaspan Corporation, a corporation incorporated under the laws of the Republic of the Marshall Islands (“Seaspan”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Merger Agreement.

WHEREAS, the Selling Member, Seaspan, Seaspan Investments III LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands, Greater China Intermodal Investments LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands, and Greater China Industrial Investments LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands, solely in its capacity as the initial holder representative thereunder, entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 13, 2018, pursuant to which, among other things, the Selling Member was issued Series D Preferred Shares;

WHEREAS, in accordance with the terms of the Merger Agreement, the Selling Member and Seaspan entered into that certain Put Right Agreement, dated as of March 13, 2018 (the “Put Right Agreement”) pursuant to which the Selling Member was granted a put right in respect of the Series D Preferred Shares granted to the Selling Member pursuant to the Merger Agreement; and

WHEREAS, the Selling Member timely delivered the Put Exercise Notice (as defined in the Put Right Agreement) on [•], 2019 pursuant to which the Selling Member provided irrevocable notice of its intention to sell the Put Shares (as defined in the Put Right Agreement) to Seaspan at the Put Price.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	PURCHASE AND SALE

(a) Purchase and Sale of Put Shares. Upon execution of this Purchase Agreement, Seaspan hereby purchases from the Selling Member, and the Selling Member hereby sells to Seaspan, free and clear of all Liens, the Put Shares, and, in consideration for the sale of the Put Shares, Seaspan hereby agrees to pay to the Selling Member, by wire transfer of immediately available funds to the account specified in Annex I of the Put Exercise Notice, an aggregate amount equal to $[    ]2 (the “Put Price”).

[2]	Note to Draft: Amount to equal the number of Put Shares specified in the Put Exercise Notice multiplied by $24.84 (as adjusted for any stock split, stock dividend, combination or other recapitalization or reclassification of the Series D Preferred Shares effected after the date hereof) plus any accrued and unpaid dividends with respect to such Put Shares.

(b) Closing. The closing of the purchase and sale of the Put Shares hereunder (the “Closing”) shall take place remotely by electronic delivery of documents and funds concurrently with the execution and delivery of this Purchase Agreement (the date on which such execution and delivery (via exchange of .pdf signatures in accordance with Section 2 of the Put Right Agreement) occurs shall be referred to herein as the “Closing Date”).

(c) Closing Deliveries. At the Closing, (i) Seaspan shall deliver to the Selling Member, by wire transfer of immediately available funds, an amount equal to the Put Price and (ii) the Selling Member shall deliver to Seaspan (A) one or more stock certificates of the Put Shares, duly endorsed in blank (or, in lieu thereof, an affidavit of lost certificate in a form reasonably satisfactory to Seaspan in the event any such stock certificates have been lost, stolen or destroyed), or accompanied by instruments of transfer as are reasonably acceptable to Seaspan, or (B) the Put Shares in book-entry form with the Transfer Agent.

(d) Transfer Taxes. All stamp, transfer, documentary, sales and use, value added, registration and other such taxes and fees (including any penalties and interest) incurred in connection with this Purchase Agreement and the transactions contemplated hereby (collectively, the “Transfer Taxes”) shall be paid by the Selling Member. The Selling Member shall procure any stock transfer stamps required by, and properly file on a timely basis all necessary tax returns and other documentation with respect to, any of the Transfer Taxes.

(e) Withholding Rights Any Person making a payment under this Purchase Agreement shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Purchase Agreement, such amounts as they are required to deduct and withhold with respect to the making of such payment under any provision of Tax Law. The Person making any such payment shall provide written notice to the Person entitled to receive such payment of its intent to deduct and withhold at least five (5) days prior to deducting and withholding amounts from such payment and if requested by the Person who is to receive such payment shall consult in good faith with such Person prior to withholding such amount. The Person making such payment shall be entitled, without violating any provisions of this Purchase Agreement or being subject to any penalties or interest, to delay such payment by a period, not to exceed five (5) days, to the extent necessary to comply with the requirement provided in the preceding sentence to provide a notice at least five (5) days prior to deducting and withholding. Seaspan is not aware of any obligation to deduct or withhold amounts from any consideration. If a Person making a payment under this Purchase Agreement withholds any such amounts and pays such amounts to the appropriate Governmental Authority in accordance with Tax Law, the amounts so withheld shall be treated for all purposes of this Purchase Agreement as having been paid to the Person who was otherwise entitled to receive such payment.

2.	REPRESENTATIONS AND WARRANTIES OF SEASPAN

In connection with the purchase and sale of the Put Shares hereunder, Seaspan represents and warrants to the Selling Member, as of the date hereof, as follows:

(a) Due Organization, Good Standing and Corporate Power of Seaspan. Seaspan has been duly incorporated and is validly existing as a corporation in good standing under the Laws of the Republic of the Marshall Islands and has the corporate power and authority to execute and deliver this Purchase Agreement and all other instruments and agreements being executed and delivered by Seaspan as contemplated hereby, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

(b) Authorization. The execution and delivery of this Agreement by Seaspan and the consummation by Seaspan of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of Seaspan and no other corporate proceeding on the part of Seaspan is necessary to authorize this Agreement and all other instruments and agreements to be delivered by Seaspan as contemplated hereby. This Agreement and all other instruments and agreements to be executed and delivered by Seaspan as contemplated hereby and thereby have been duly and validly executed and delivered by Seaspan and (assuming this Agreement and all other instruments and agreements being executed and delivered by Seaspan as contemplated hereby constitute legal, valid and binding obligations of the Selling Member) constitute legal, valid and binding obligations of Seaspan, enforceable against Seaspan in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(c) No Conflict. The execution and delivery of this Purchase Agreement and all other instruments and agreements to be delivered by the Company as contemplated hereby and the consummation by them of the transactions contemplated hereby do not (i) violate any provision of, or result in the breach of any applicable Law to which Seaspan is subject or by which any property or asset of Seaspan is bound, (ii) conflict with the Organizational Documents of Seaspan or any Subsidiary of Seaspan, or (iii) violate any provision of, conflict with, result in the acceleration of any obligation or loss of any benefits under or result in a breach of, or require a consent under, any material agreement, indenture or other instrument to which Seaspan or any Subsidiary of Seaspan is a party or by which Seaspan or any Subsidiary of Seaspan may be bound, or terminate or result in the termination of any such agreement, indenture or instrument, or result in the creation of any Lien under any such agreement, indenture or instrument upon any of the properties or assets of Seaspan or any Subsidiary of Seaspan or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, termination or creation of a Lien.

(d) Consents. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or any other Person is required on the part of Seaspan with respect to Seaspan’s execution or delivery of this Agreement and all other instruments and agreements to be delivered by Seaspan as contemplated hereby or the consummation by Seaspan of the transactions contemplated hereby, except for compliance with any applicable securities and other Laws.

3.	REPRESENTATIONS AND WARRANTIES OF THE SELLING MEMBER.

In connection with the purchase and sale of the Put Shares hereunder, the Selling Member represents and warrants to Seaspan as of the date hereof, as follows:

(a) Due Organization, Good Standing and Limited Liability Company Power of the Selling Member. The Selling Member has been duly organized and is validly existing as a limited liability company in good standing under the Laws of the Cayman Islands and has the requisite limited liability company power and authority to execute and deliver this Purchase Agreement and all other instruments and agreements being executed and delivered by the Selling Member as contemplated hereby, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

(b) Authorization. The execution and delivery of this Agreement by the Selling Member and the consummation by the Selling Member of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors or equivalent governing body of the Selling Member and no other limited liability company proceeding on the part of the Selling Member is necessary to authorize this Agreement and all other instruments and agreements to be delivered by the Selling Member as contemplated hereby. This Agreement and all other instruments and agreements to be executed and delivered by the Selling Member as contemplated hereby and thereby have been duly and validly executed and delivered by the Selling Member and (assuming this Agreement and all other instruments and agreements being executed and delivered by the Selling Member as contemplated hereby constitute legal, valid and binding obligations of Seaspan) constitute legal, valid and binding obligations of the Selling Member, enforceable against the Selling Member in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(c) Title. The Selling Member is the sole record owner of the Put Shares. The Selling Member further represents and warrants that (i) it has good and valid title to the Put Shares free and clear of any Liens, (ii) it has full power and authority to sell the Put Shares, (iii) the Put Shares were acquired from Seaspan in compliance with applicable Law, (iv) there is no outstanding Contract (other than the Put Right Agreement) with any Person to purchase, redeem or otherwise acquire the Put Shares and (v) each Put Share is a Series D Preferred Share that was issued to the Selling Member at the Closing.

(d) No Conflict. The execution and delivery of this Purchase Agreement and all other instruments and agreements to be delivered by the Company as contemplated hereby and the consummation by them of the transactions contemplated hereby do not (i) violate any provision of, or result in the breach of any applicable Law to which the Selling Member is subject or by which any property or asset of the Selling Member is bound, (ii) conflict with the

Organizational Documents of the Selling Member or any Subsidiary of the Selling Member, or (iii) violate any provision of, conflict with, result in the acceleration of any obligation or loss of any benefits under or result in a breach of, or require a consent under, any material agreement, indenture or other instrument to which the Selling Member or any Subsidiary of the Selling Member is a party or by which the Selling Member or any Subsidiary of the Selling Member may be bound, or terminate or result in the termination of any such agreement, indenture or instrument, or result in the creation of any Lien under any such agreement, indenture or instrument upon any of the properties or assets of the Selling Member or any Subsidiary of the Selling Member or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, termination or creation of a Lien.

(e) Consents. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or any other Person is required on the part of the Selling Member with respect to the Selling Member’s execution or delivery of this Agreement and all other instruments and agreements to be delivered by the Selling Member as contemplated hereby or the consummation by the Selling Member of the transactions contemplated hereby, except for compliance with any applicable securities and other Laws.

4.	MISCELLANEOUS

The provisions of Article I (Certain Definitions), Sections 13.1 (Waiver), 13.2 (Notices), 13.3 (Assignment), 13.5 (Expenses), 13.6 (Governing Law), 13.7 (Captions; Counterparts), 13.9 (Entire Agreement), 13.10 (Amendments), 13.12 (Severability), 13.13 (Jurisdiction; Waiver of Jury Trial), 13.14 (Enforcement) and 13.15 (Non-Recourse) of the Merger Agreement are incorporated herein mutatis mutandis by this reference; provided, that (a) references to “this Purchase Agreement,” “hereto,” “hereunder,” and similar references in such sections of the Merger Agreement shall pertain to this Purchase Agreement (except that for purposes of Section 13.9, such references shall pertain to this Purchase Agreement in addition to, and not in place of, the Merger Agreement), (b) references to “each party” or “the parties” and similar references in the Merger Agreement shall pertain to the parties hereto and (c) for purposes of Section 13.2 of the Merger Agreement, notices and all other communications hereunder shall be delivered to the Selling Member at the address set forth on the signature page to the Put Right Agreement.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Put Sale Purchase Agreement on the date first written above.

SEASPAN CORPORATION

By:
Name:
Title:

TIGER MANAGEMENT LIMITED

By:
Name:
Title:

[Signature Page to Put Sale Purchase Agreement]